Exhibit 23.2

CONSENT OF TRANSASIA LAWYERS

Sohu.com Inc.

To Whom It May Concern,

We hereby consent to the references to our firm under the heading “Experts” in this Registration Statement on Form S-3.

Very truly yours,

/s/  TransAsia Lawyers

TransAsia Lawyers

December 4, 2003